Exhibit 10.4

Execution Copy

THIRD AMENDMENT TO

ABL CREDIT AGREEMENT

THIS THIRD AMENDMENT TO ABL CREDIT AGREEMENT (this “Amendment”), dated as of November 12, 2020, is by and among U.S. WELL SERVICES, LLC, a Delaware limited liability company (the “Borrower”), each Guarantor (as defined in the below referenced Credit Agreement) party hereto, U.S. WELL SERVICES, INC., a Delaware corporation (“Parent”), each Lender (as defined in the below referenced Credit Agreement) party hereto, and BANK OF AMERICA, N.A., as agent for the Lenders (“Administrative Agent”), a Swing Line Lender and an L/C Issuer.

W I T N E S S E T H

WHEREAS, Borrower is a party to that certain ABL Credit Agreement, dated as May 7, 2019 (as amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”), among Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders;

WHEREAS, the Loan Parties have informed the Administrative Agent and Lenders that the Borrower applied for loans from Greater Nevada Credit Union (the “CARES Act Lender”) under the “Business and Industry CARES Act Program” in accordance with the terms of the CARES Act and that the Borrower, Holdco and Parent have executed and delivered to the CARES Act Lender certain Promissory Notes dated November 12, 2020, in the original principal amount of $25,000,000.00 in aggregate, pursuant to which the CARES Act Lender has made a loan to the Borrower, all on the terms and conditions set forth therein and secured by CARES Act Loan Collateral (as defined below);

WHEREAS, the Loan Parties have requested that the Administrative Agent and Lenders (i) consent to the incurrence of debt under the CARES Act Loan (as defined below) and (ii) make certain modifications to the Credit Agreement, and Administrative Agent and Lenders have agreed to the foregoing requests of the Loan Parties, in each case on the terms and conditions set forth herein; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1    Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings specified in the Credit Agreement.

1.2    Amended and Restated Definitions. The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Excluded Accounts” means (a) an account exclusively used for tax withholding, payroll, payroll taxes, employee benefits (including workers’ compensation, unemployed insurance or other forms of governmental insurance or benefits) and (b) the CARES Act Loan Account to the extent used solely for the purposes specified in Section 6.20(iii) hereof.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page that the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of look-back periods) as may be appropriate, in the Administrative Agent’s discretion, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

1.3    New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“CARES Act Loan” means the loan made pursuant to the “Business and Industry CARES Act Program” of the CARES Act under the CARES Act Loan Agreement.

“CARES Act Loan Account” means a deposit account opened and maintained at Greater Nevada Credit Union and used solely for the purposes specified in Section 6.20 hereof.

“Cares Act Loan Agreement” means that certain Business Loan Agreement dated November 12, 2020, executed by the Borrower, Holdco and Parent, as co-borrowers and made payable to Greater Nevada Credit Union, as lender, providing for loans in the original principal amount of equal to $25,000,000.00 in aggregate and secured by CARES Act Loan Collateral.

“CARES Act Loan Collateral” means the “Collateral” as defined in the CARES Act Loan Agreement.

“ISDA Definitions” means the 2006 Definitions (or successor definitional booklet for interest rate derivatives) published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time.

“LIBOR Replacement Date” has the meaning specified in Section 3.03(b).

“MG Finance Lease Agreement” means that certain Master Lease Agreement No. CW/1288-1, entered into on or around January 25, 2019, by and between the Parent, as lessee, and M/G Finance Co., Ltd., as lessor, pursuant to which certain assets constituting a portion of the CARES Act Loan Collateral are leased to Parent.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(b).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate: (a) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (i) is published on an information service as selected by the Administrative Agent from time to time in its discretion or (ii) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or (b) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Third Amendment Date” shall mean November 12, 2020.

1.4    Amendment to Section 1.09. Section 1.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“1.09     [Reserved]”

1.5    Amendment to Section 3.03. Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“3.03    Inability to Determine Rates.

(a)     The Administrative Agent will promptly notify the Borrower and Lenders if, in connection with any Loan or request with respect to a Loan, (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR for the Loan or Interest Period (including with respect to calculation of the Base Rate); or (b) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding or maintaining the Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent determines (or is instructed by Required Lenders) to withdraw the notice. Upon receipt of such notice, Borrower may revoke any pending request for funding, conversion or continuation of a LIBOR Loan or, failing that, will be deemed to have requested a Base Rate Loan, and the Administrative Agent may (or shall upon request by Required Lenders) immediately convert any affected LIBOR Loan to a Base Rate Loan.

(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”);

(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under the other Loan Documents with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (“LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, “Pre-Adjustment Successor Rate”):

(x)    Term SOFR plus the Related Adjustment; and

(y)     SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and notifies the Borrower and Lenders of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and Lenders of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate. Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 1.0%, the LIBOR Successor Rate will be deemed to be 1.0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall deliver each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in clauses (i) through (iii) above have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(c)    Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(b)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section

3.03(b)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have delivered such proposed amendment to Lenders and the Borrower unless, prior to such time, the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)    If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with subsections 3.03(b) and (c) above and the circumstances under clauses (a)(i) or (b)(iii) of subsection 3.03(b) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods), and (y) the LIBOR component shall no longer be utilized in determining Base Rate, until the LIBOR Successor Rate has been determined in accordance with subsections 3.03(b) and (c) above. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Base Rate Loan (subject to the foregoing clause (y)) in the amount specified therein.”

1.6    Amendment to ACTICLE VI. ARTICLE VI is amended by adding a new Section 6.20 to read in its entirety as follows:

“6.20 CARES Act Loan.

(i)    keep detailed records of the Loan Parties’ utilization of the proceeds of the CARES Act Loan;

(ii)    shall apply proceeds of the CARES Act Loan to the payment of obligations under the MG Finance Lease Agreement when due and payable and for other purposes approved under the CARES Act Loan Agreement to the extent permissible under the CARES Act;

(iii)    shall use the CARES Act Loan Account solely for the purpose of depositing proceeds of the CARES Act Loan and making payments in accordance with this Section 6.20;

(iv)    promptly upon repayment of the CARES Act Loan in full, all assets comprising the CARES Act Loan Collateral shall become part of the Collateral and the Borrower shall make all filings and other actions necessary to perfect and protect the security interest in such assets pursuant to the terms of the Collateral Documents and the Intercreditor Agreement;

(v)    promptly provide Administrative Agent upon its request with copies of all material correspondence and documentation regarding the CARES Act Loan; and

(vi)    use commercially reasonably efforts to ensure that, at all times, an amount equal to no less than ninety percent (90%) of the CARES Act Loan is guaranteed by the U.S. Department of Agriculture.”

1.7    Amendment to Section 7.01. Section 7.01 to the Credit Agreement is hereby amended by deleting “and” at the end of clause (r), substituting the “.” at the end of clause (s) for “; and” and inserting a new clause (t) to read in its entirety as follows:

“(t) Liens on CARES Act Collateral securing the indebtedness incurred under the CARES Act Loan Agreement as of the Third Amendment Date.”

1.8    Amendment to Section 7.02(k). Section 7.02(k) to the Credit Agreement is hereby amended and restated in its entirety as follows:

“(k) The CARES Act Loan, as in effect on November 12, 2020, provided that the Borrower shall not enter into any amendment, restatement, renewal, extension or other modification of such CARES Act Loan without the prior written consent of the Administrative Agent and provided further that the sole collateral that maybe pledged under the CARES Act Loan is CARES Act Loan Collateral.”

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the Third Amendment Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b)    Copy of Executed Amendment to Term Credit Agreement. The Administrative Agent shall have received a copy of the Fourth Amendment to the Term Credit Agreement duly executed by the parties thereto and on such terms and conditions as are satisfactory to the Administrative Agent.

(c)    Copy of Executed CARES Act Loan Agreement. The Administrative Agent shall have received a copy of the CARES Act Loan Agreement duly executed by the parties thereto and on such terms and conditions as are satisfactory to the Administrative Agent.

(d)    Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(e)    Fees and Expenses. The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby.

(f)    Secretary’s Certificate. The Administrative Agent shall have received a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Third Amendment Date and certifying that (i) no changes have been made to the by-laws, limited partnership agreement, limited liability company agreement or other equivalent governing document of each Loan Party since the Closing Date, (ii) each Loan Party is authorized to execute, deliver and perform under the Loan Documents as amended by this Amendment, and (iii) no changes have been made to the articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent governing document of each Loan Party since the Closing Date.

(g)    Officer’s Certificate. The Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer attesting that as of the Third Amendment Date the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects (after giving effect to such qualification)) as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects (after giving effect to such qualification)) as of such earlier date).

ARTICLE III

RELEASE

Upon receipt of the proceeds of the CARES Act Loan by the borrowers under the CARES Act Loan Agreement, the Administrative Agent’s liens and security interests on the CARES Act Loan Collateral granted by any Loan Party under any Loan Documents shall be automatically released.

ARTICLE IV

MISCELLANEOUS

4.1    Amended Terms. On and after the Third Amendment Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b)    No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by such Person of this Amendment, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) recordation of any Mortgages (or amendments thereto), (d) such as have been made or obtained and are in full force and effect and (e) such actions, consents, approvals, registrations or filings the failure to obtain or make which would not reasonably be expected to have a Material Adverse Effect.

(c)    Immediately after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

4.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and other Loan Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations (to the extent specified in the Credit Agreement and the other Loan Documents).

4.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel, in each case in accordance with Section 10.04 of the Credit Agreement.

4.6    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment, in each case to the extent required by Section 6.15 of the Credit Agreement.

4.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12    General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, Swing Line Lender, the Lenders and the Administrative Agent’s, the Swing Line Lender’s and each Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby; provided that the foregoing general release shall not be a release of any claim against any member of the Bank Group which arises from the gross negligence of willful misconduct of such member of the Bank Group.

4.13    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	U.S. WELL SERVICES, LLC

	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

PARENT:	U.S. WELL SERVICES, INC.

	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

GUARANTORS:	USWS FLEET 10, LLC

	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

USWS FLEET 11, LLC

	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

USWS HOLDINGS LLC

	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

(Signature Page to Third Amendment to ABL Credit Agreement)

BANK OF AMERICA, N.A., as Administrative Agent, a Lender, an L/C Issuer and a Swing Line Lender

By:	/s/ Tanner J. Pump
Name:	Tanner J. Pump
Title:	Senior Vice President

(Signature Page to Third Amendment to ABL Credit Agreement)